Exhibit (d)

EXHIBIT (d)

SECURITIES OF THE REGISTRANT OUTSTANDING AS OF JUNE 30, 2011

Data provided in relation to the Securities of Registrant outstanding as of June 30, 2011 are audited figures.

Outstanding Domestic A$ Indebtedness of the Registrant as at June 30, 2011

Coupon Rate (% per annum)	Face Value (A$)	Market Value (A$)	Date of Maturity
6.00	5,917,455,000	6,031,812,333	1-May-12
5.25	640,894,000	650,622,771	1-May-13
5.50	3,224,982,000	3,331,986,904	1-Aug-13
5.50	3,072,268,000	3,185,721,588	1-Aug-14
6.00	1,991,850,000	2,077,101,523	1-Apr-15
6.00	4,967,500,000	5,191,098,548	1-Apr-16
5.50	3,346,235,000	3,445,469,423	1-Mar-17
6.00	3,978,300,000	4,185,061,284	1-Feb-18
6.00	3,540,712,000	3,713,224,518	1-Apr-19
6.00	4,396,860,000	4,536,152,528	1-May-20
6.00	1,069,774,000	1,110,784,089	1-Jun-20
6.00	3,506,107,000	3,649,541,837	1-May-23
6.00	201,500,000	203,903,895	1-May-30
3.75*	1,672,800,000	1,816,944,000	20-Nov-20
2.75*	2,460,981,500	2,397,427,952	20-Nov-25
2.50*	1,080,945,200	954,442,080	20-Nov-35
Various	42,355,800	43,239,731	Various 2011
Various	62,322,590	63,662,776	Various 2012
Various	63,690,385	61,296,617	Various 2013
Various	15,380,512	15,643,442	Various 2014
Various	12,351,735	12,541,805	Various 2015
Various	10,239,000	13,075,973	Various 2016
Various	7,000,000	6,712,726	Various 2028

Total Domestic A$ Indebtedness	45,282,503,722	46,697,468,343

*	Bonds are capital indexed bonds

Outstanding Foreign Currency Denominated Offshore Indebtedness of

the Registrant as at June 30, 2011

Year of Issue	Currency	A$ Face Value	Coupon*	Maturity	A$ Market Valuation
2003	JPY	11,586,143	0	Jan 28, 2021	11,559,690
2001	JPY	8,110,300	0	Dec 13, 2021	8,098,574
2001	JPY	8,110,300	0	Dec 17, 2021	8,097,819
2001	JPY	5,793,071	0	Dec 20, 2021	5,784,066
2002	JPY	5,793,071	0	Jan 25, 2022	5,780,381
2002	JPY	40,551,500	0	Nov 7, 2022	40,514,207
2003	JPY	5,793,071	0	Jan 6, 2023	5,782,417
2003	JPY	11,586,143	0	Jan 12, 2023	11,585,610
2003	JPY	8,110,300	0	Jan 16, 2023	8,093,734
2003	JPY	11,586,143	0	Feb 26, 2023	11,583,300
2003	JPY	23,172,286	0	Aug 24, 2023	23,166,823
2003	JPY	11,586,143	0	Aug 25, 2023	11,583,356
2003	JPY	11,586,143	0	Sep 8,2023	11,582,311
2005	JPY	11,586,143	0	Jul 25, 2025	11,585,032
2002	JPY	3,475,843	0	Oct 28, 2027	3,473,112
2003	JPY	5,793,071	0	Jan 28, 2028	5,779,845
2003	JPY	23,172,286	0	Feb 4, 2028	23,115,968
2003	JPY	18,537,829	0	Feb 18, 2028	18,486,926

2003	JPY	9,268,914	0	Mar 22, 2029	9,237,291
2003	JPY	18,537,829	0	Mar 25, 2032	18,472,905
2002	JPY	11,586,143	0	Apr 3,2032	11,543,541
2002	JPY	12,744,757	0	May 6, 2032	12,688,436
2002	JPY	6,951,686	0	May 22, 2032	6,918,861
2002	JPY	17,379,214	0	Sep 17, 2032	17,371,937
2002	JPY	5,793,071	0	Nov 19, 2032	5,786,599
2002	JPY	11,586,143	0	Nov 27, 2032	11,572,054
2002	JPY	6,951,686	0	Dec 2, 2032	6,942,821
2002	JPY	15,061,986	0	Dec 3, 2032	15,042,077
2002	JPY	1,158,614	0	Dec 17, 2032	1,156,831
2002	JPY	24,330,900	0	Dec 18, 2032	24,293,456
2002	JPY	16,220,600	0	Dec 20, 2032	16,195,386
2003	JPY	23,172,286	0	Jan 14, 2033	23,237,123
2003	JPY	5,793,071	0	Jan 27, 2033	5,780,166
2003	JPY	12,744,757	0	Jan 28, 2033	12,728,263
2003	JPY	8,110,300	0	Feb 10, 2033	8,089,906
2003	JPY	11,586,143	0	Feb 14, 2033	11,556,034
2003	JPY	11,586,143	0	Feb 28, 2033	11,552,867
2003	JPY	22,013,672	0	Mar 10, 2033	21,995,925
2003	JPY	11,586,143	0	Mar 15, 2033	11,581,716
2003	JPY	34,758,429	0	Mar 17, 2033	34,709,983
2003	JPY	16,220,600	0	Mar 20, 2033	16,213,808
2003	JPY	25,489,515	0	Mar 24, 2033	25,400,245
2003	JPY	56,772,100	0	Mar 25, 2033	56,622,575
2003	JPY	12,744,757	0	Apr 23, 2033	12,692,522
2003	JPY	13,903,372	0	May 20, 2033	13,838,022
2003	JPY	22,013,672	0	Jun 24, 2033	21,976,721
2003	JPY	4,634,457	0	Jul 21, 2033	4,634,084
2003	JPY	12,744,757	0	Jul 22, 2033	12,743,682
2003	JPY	15,061,986	0	Jul 26, 2033	15,060,484
2003	JPY	11,586,143	0	Jul 28, 2033	11,584,899
2003	JPY	52,137,643	0	Aug 5, 2033	52,130,134
2003	JPY	11,586,143	0	Aug 18, 2033	11,583,747
2003	JPY	25,489,515	0	Aug 25, 2033	25,483,382
2003	JPY	11,586,143	0	Sep 9, 2033	11,582,226
2003	JPY	8,110,300	0	Sep 10, 2033	8,107,380
2003	JPY	11,586,143	0	Nov 12, 2033	11,574,343
2004	JPY	13,903,372	0	Feb 23, 2034	13,864,611
2005	JPY	11,586,143	0	Mar 20, 2034	11,546,876
2004	JPY	2,317,228	0	Aug 11, 2034	2,316,828
2004	JPY	8,110,300	0	Sep 15, 2034	8,107,202
2004	JPY	11,586,143	0	Oct 18, 2034	11,578,254
2004	JPY	11,586,143	0	Nov 24, 2034	11,572,545
2005	JPY	5,793,071	0	Mar 12, 2035	5,774,617
2005	JPY	9,268,921	0	May 18, 2035	9,258,951
2005	JPY	5,793,071	0	Aug 8, 2035	5,792,153
2005	JPY	5,793,071	0	Sep 27, 2035	5,790,348
2006	JPY	5,793,071	0	Mar 21, 2036	5,773,438
2006	JPY	5,793,071	0	Mar 27, 2036	5,790,348
2007	JPY	5,793,071	0	Mar 17, 2037	5,790,645
2007	JPY	5,793,071	0	Mar 26, 2037	5,771,679
2009	GBP	375,657,400	5.00%	Feb 25, 2039	437,431,063
2009	JPY	173,792,145	2.60%	Apr 15, 2039	199,677,527
2011	CHF	145,805,294	2.39%	Apr 26, 2041	141,145,302

Total		1,640,684,105			1,722,317,990

*	Coupons listed as zero denote debt issued in the form of power reverse dual currency bonds, in which any coupon is linked to a specific formula.

Outstanding A$ Offshore Indebtedness of

the Registrant

Global A$ Bonds

As at June 30, 2011

Coupon (%)	Maturity Date	Face Value (A$)	Market Value (A$)
6.00	May 1, 2012	987,782,000	1,006,895,582
5.50	Aug 1, 2014	971,619,000	1,007,870,105
5.50	Mar 1, 2017	1,634,455,000	1,684,093,398
6.00	Apr 1, 2019	96,542,000	101,309,245

Total		3,690,398,000	3,800,168,330

A$ Euro Medium Term Notes

As at June 30, 2011

Year of Issue	Coupon (%)	Maturity Date	Face Value (A$)	Market Value (A$)
2009	0.35%	Feb 14, 2014	26,811,000	23,817,456
2009	1.00%	Sep 2, 2019	30,000,000	21,035,406
1990	0.00%	Nov 23, 2020	418,810,000	248,868,848
	0.50%	Sep 14, 2022	550,000,000	311,588,250
	0.50%	Oct 7, 2022	200,000,000	112,870,111
	0.50%	Oct 28, 2022	150,000,000	84,356,404
	0.50%	Nov 18, 2022	150,000,000	84,061,655
	0.50%	Dec 16,2022	150,000,000	83,669,109
	0.50%	Feb 2, 2023	100,000,000	55,583,535
	0.50%	Mar 30, 2023	100,000,000	55,065,602

Total			1,875,621,000	1,080,916,376

The Registrant raises funds in both the domestic and international capital markets, with the market value of borrowings under management as at June 30, 2011 of A$53.3 billion which includes A$6.6 billion of offshore debt based on the prevailing rates of exchange at June 30, 2011. The Registrant hedges its foreign debt portfolio through interest rate and currency swaps and other hedging and currency switching transactions.

The following table shows at June 30, 2011 the amount of principal of the Registrant’s outstanding indebtedness maturing over the next five years and for subsequent years. This table includes borrowings made by authorities for which debt service responsibility has been assumed by the Registrant.

	(A$ million)
	0-3 months	3-12 months	1-5 years	Over 5 years	Total
Offshore Debt	440	1,709	1,681	5,052	8,883
Domestic Debt	460	8,019	21,755	34,324	64,558

	900	9,728	23,437	39,376	73,441

Exchange Rate of the Australian Dollar

Exchange rates as at June 30, 2011 used to calculate the A$ Face Value and the A$ Market Valuation of outstanding foreign currency denominated debt of the Registrant for the major currencies in which such debt is denominated, expressed as an Australian dollar against the foreign currency equivalent, are shown in the table below:

Currency as at June 30	2011
US Dollar	1.0691
Japanese Yen	86.3100
GB Pounds	0.6655
CHF Francs	0.8916

Source: Thomson Reuters Daily Mid-Rates

The historical exchange rates for the major currencies in which debt of the Registrant is denominated, expressed as an Australian dollar against foreign currency equivalent, are shown in the table below:

Currency as at June 30	2006	2007	2008	2009	2010	2011
US Dollar	0.7433	0.8487	0.9626	0.8114	0.8523	1.0739
Japanese Yen	85.11	104.70	101.93	77.76	75.46	86.33
GB Pounds	0.4049	0.4236	0.4829	0.4872	0.5666	0.6667
CHF Francs	0.9150	1.0453	0.9793	0.8779	0.9224	0.8927

Source: Reserve Bank of Australia